UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: (Date of Earliest Event Reported): September 11, 2009

ROCK-TENN COMPANY
(Exact name of registrant as specified in its charter)

Georgia	1-12613	62-0342590
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
504 Thrasher Street, Norcross, Georgia	30071
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 448-2193

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 -Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transition and Consulting Agreement with James L. Einstein

On September 9, 2009, Rock-Tenn Company (the “Company”) entered into a Transition and Consulting Agreement (the “Agreement”) with James L. Einstein, Executive Vice President and General Manager of Alliance Display, concerning his continued employment through January 1, 2010 and his consulting arrangement from January 2, 2010 through December 31, 2010.

Pursuant to the Agreement, Mr. Einstein will continue to serve as Executive Vice President and General Manager of Alliance Display through September 30, 2009.  From October 1, 2009 through January 1, 2010, Mr. Einstein will serve as Chairman of Alliance Display.  Mr. Einstein will continue to be an employee of Rock-Tenn Services Inc. through January 1, 2010, pursuant to his existing arrangements.  In the Agreement, Mr. Einstein tenders his resignation as an employee and officer of the Company and any of its Affiliates (as defined in the Agreement), and the Company accepts such resignation, in each case effective as of the end of the day on January 1, 2010.  If Mr. Einstein’s employment continues until January 1, 2010, subject to approval of the Compensation Committee of the Board of Directors of the Company, (a) Mr. Einstein’s options to acquire 3,967 shares of Class A Common Stock, which are scheduled to vest on May 10, 2010, will vest on January 1, 2010, (b) 20,400 shares of restricted stock, 10,200 shares of which are scheduled to vest on May 8, 2010 and 10,200 shares of which are scheduled to vest on May 8, 2011, in each case will vest on January 1, 2010 and (c) 9,600 shares of restricted stock, which are scheduled to vest on March 31, 2010, will vest at “Target” on January 1, 2010.

From January 2, 2010 through December 31, 2010, Mr. Einstein will serve as a consultant and will perform the Consulting Services (as defined in the Agreement).  As consideration for performing the Consulting Services, Mr. Einstein will be paid an aggregate consulting fee of $200,000, payable in equal monthly installments, plus $500 per month to cover office related expenses.

In the Agreement, Mr. Einstein has agreed that during his employment, his consulting engagement and for a period of two years thereafter, he will not compete against Alliance Display or solicit customers or employees of Alliance Display, all as more specifically set forth in the Agreement.  Mr. Einstein also has agreed to certain obligations regarding confidential information of the Company and its Affiliates, as more fully described in the Agreement.

A copy of the Agreement is attached hereto as Exhibit 99.1 and incorporated into this Item 5.02 by reference, and the foregoing summary of the Agreement is qualified in its entirety by reference to Exhibit 99.1.

-Item 601 of Regulation S-K does not require the Agreement to be attached, but attaching the Agreement is permitted and allows us to incorporate the terms into the 8-K, and is consistent with the Company’s past practice.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

99.1	Transition and Consulting Agreement, dated as of September 9, 2009, by and between James L. Einstein and Rock-Tenn Converting Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 11, 2009
ROCK-TENN COMPANY

		By:	/s/ Steven C. Voorhees
Name: Steven C. Voorhees
Title: Executive Vice President
Chief Financial Officer and Chief Administrative Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description

99.1	Transition and Consulting Agreement, dated as of September 9, 2009, by and between James L. Einstein and Rock-Tenn Converting Company